

<ARTICLE>                     5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                         0000872467
<NAME>                        KRUPP GOVERNMENT INCOME TRUST II

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                              Jun-30-1998
<PERIOD-END>                                   Jun-30-1998
<CASH>                                          14,871,993
<SECURITIES>                                   259,637,241<F1>
<RECEIVABLES>                                  1,935,229
<ALLOWANCES>                                   0
<INVENTORY>                                    0
<CURRENT-ASSETS>                               12,969,175<F2>
<PP&E>                                         0
<DEPRECIATION>                                 0
<TOTAL-ASSETS>                                 289,413,641
<CURRENT-LIABILITIES>                          2,541,374<F3>
<BONDS>                                        0
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       286,334,599
<OTHER-SE>                                     513,598<F4>
<TOTAL-LIABILITY-AND-EQUITY>                   289,413,641
<SALES>                                        0
<TOTAL-REVENUES>                               10,268,330<F5>
<CGS>                                          0
<TOTAL-COSTS>                                  0
<OTHER-EXPENSES>                               2,315,858<F6>
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             0
<INCOME-PRETAX>                                7,952,472
<INCOME-TAX>                                   0
<INCOME-CONTINUING>                            7,952,472
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   7,952,472
<EPS-PRIMARY>                                  0
<EPS-DILUTED>                                  0

<F1> Includes Participating Insured Mortgage Investments ("PIMIs")(insured mortgages of $144,807,366 and Additional Loans of $29,152,351), Participating Insured Mortgages("PIMs")of $38,490,431 and Mortgage-backed Securities ("MBS") of $47,187,093.

<F2> Includes prepaid acquisition fees and expenses of $16,483,642 net of accumulated amortization of $6,893,351 and prepaid participation servicing fees of $5,494,547 net of accumulated amortization of $2,115,663.

<F3>     Includes deferred income on Additional Loans of $2,541,374.

<F4>     Unrealized gain on MBS.

<F5>     Represents interest income on investments in mortgages and cash.

<F6>     Includes $1,051,337 of amortization of prepaid fees and expenses.



